UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2012

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, George E. Kilguss III resigned as Senior Vice President and Chief Financial Officer of Internap Network Services Corporation (the “Company”) effective May 8, 2012. John D. Maggard, Vice President and Corporate Controller, will assume the role of the Company’s Principal Accounting Officer as of May 9, 2012.

Mr. Maggard, 43, has been the Company’s Vice President and Corporate Controller since October 2011. Mr. Maggard served as the Company’s Vice President, Internal Audit from April 2009 to October 2011 and Interim Corporate Controller from June 2011to August 2011. Before he joined the Company in 2009, Mr. Maggard served as Vice President Internal Audit & Controls at Beazer Homes from 2004 to 2008 and as Senior Manager at The Home Depot from 1998 to 2003. Mr. Maggard holds a B.S. degree in Business Administration from the University of Florida and is a certified public accountant.

There are no arrangements between Mr. Maggard and any other person pursuant to which Mr. Maggard was selected as an officer. There are no family relationships between Mr. Maggard and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Maggard has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Maggard and the Company did not enter into any material plan, contract or arrangement in connection with his assumption of the role of Principal Accounting Officer, nor did Mr. Maggard receive any grant or award of restricted stock or stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: May 9, 2012	By:	/s/ J. Eric Cooney
J. Eric Cooney
President and Chief Executive Officer